Exhibit 99.1

Tesoro Petroleum Corporation Reports Fourth Quarter and Full Year
Results

    SAN ANTONIO--(BUSINESS WIRE)--Feb. 3, 2004--Tesoro Petroleum Corporation (NYSE:TSO) today reported a net loss of $7.9 million, or $0.12 per share, for the fourth quarter of 2003 compared to a net loss of $27.7 million, or $0.43 per share, for the fourth quarter of 2002. Excluding special items, the net loss was $1.5 million, or $0.02 per share, compared to a net loss excluding special items for the fourth quarter of 2002 of $15.5 million, or $0.24 per share.
    As reported in the attached financial information, results for the quarter included after-tax charges of $6.4 million, or $0.10 per share, which were primarily non-cash charges for the termination of its funded supplemental executive retirement plan (SERP) and an impairment write-down on certain retail gas stations. Fourth quarter 2002 results included after-tax charges of $12.2 million, or $0.19 per share, which were charges for a change in income tax rates, an impairment write-down for the sale of certain retail assets, financing costs related to the acquisition of Golden Eagle, along with severance and integration costs.
    For the full year of 2003, the company reported net earnings of $76.1 million, or $1.17 per diluted share, versus a net loss for the full year of 2002 of $117.0 million, or $1.93 per share. Excluding special items, full year 2003 net earnings were $115.8 million, or $1.78 per diluted share, compared to a net loss of $95.5 million, or $1.58 per share, for the full year of 2002.
    As reported in the attached financial information, results for the full year 2003 included after-tax charges of $39.7 million, or $0.61 per diluted share, for the write-off of unamortized debt issuance costs, termination of the SERP, charges for early retirement, severance and integration costs and impairment losses on the sale of Marine Services and certain retail stations. Full year 2002 results included net after-tax charges of $21.5 million, or $0.35 per share, for financing costs related to the acquisition of Golden Eagle, changes in the income tax rate, an impairment write-down for the sale of certain retail assets, severance and integration costs and a LIFO inventory benefit.
    "Low seasonal demand for refined products combined with rapidly rising crude oil prices narrowed margins in all of our refining regions compared to the third quarter of 2003," said Bruce A. Smith, Chairman, President and CEO of Tesoro. "The rise in crude oil prices also negatively impacted margins on certain products, mainly jet fuel, due to contract pricing lags. In addition, we elected to conduct major maintenance work at our Golden Eagle and Anacortes refineries, which further impacted fourth quarter profitability."
    "In 2003, Tesoro had many notable successes. We strengthened our balance sheet by achieving our $500 million debt reduction goal and we ended the year with $77 million of cash. We negotiated a more flexible, less expensive credit agreement and rationalized our asset base by trimming non-core and under-performing assets. In addition, despite higher utility expenses, we made good progress in right-sizing our cost structure, and we exercised good capital discipline as we rationalized our capital expenditures," stated Smith.
    "This year, our goal will be to improve the profitability of our operations by achieving greater operating efficiencies, and from the benefit of lower interest expense resulting from our debt reduction. We will also continue to be good capital stewards, without compromising operating safety or reliability. These factors plus our expectation of an improved industry margin environment, should enable us to continue to meet our principal goal of reducing debt," added Smith.

    Public Invited to Listen to Analyst Conference Call via Internet

    At 2 p.m., CST, Tuesday, February 3, 2004 Tesoro will broadcast, live, its conference call with analysts regarding fourth quarter and full year 2003 results. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro's Internet site at http://www.tesoropetroleum.com and clicking on the "What's New" section.
    Tesoro Petroleum Corporation, a Fortune 500 Company, is an independent refiner and marketer of petroleum products. Tesoro operates six refineries in the western United States with a combined capacity of nearly 560,000 barrels per day. Tesoro's retail-marketing system includes nearly 560 branded retail stations, of which over 225 are company owned and operated under the Tesoro(R) and Mirastar(R) brands.

    This news release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements contain expectations of industry refining margins and expectations concerning the company's operating efficiencies, capital expenditures and debt reduction. Factors which can cause actual results to differ from these forward-looking statements include: changes in general economic conditions, the timing and extent of changes in demand for refined products, availability and cost of crude oil, other feedstocks or refined products, throughput and yield levels, disruptions due to equipment interruptions or failure at our or third-party facilities, and other factors beyond our control. For more information concerning these factors and other factors that could cause such a difference, see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.


                     TESORO PETROLEUM CORPORATION
                 STATEMENT OF CONSOLIDATED OPERATIONS
                             (Unaudited)
                (In millions except per share amounts)


                                   Three Months            Years
                                      Ended                Ended
                                   December 31,         December 31,
                                 ----------------    ----------------
                                   2003    2002        2003     2002
                                 ------- --------    ------- --------
Revenues                        $2,113.2 $2,001.4   $8,845.7 $7,119.3
Costs and Expenses
 Costs of sales and operating
  expenses                       2,000.9  1,910.9    8,207.8  6,865.7
 Selling, general and
  administrative expenses (a)       39.3     29.4      138.0    133.2
 Depreciation and amortization      37.8     37.8      148.2    130.7
 Loss on asset sales and
  impairments (b)                    6.6      7.9       16.9      8.4
                                 -------  -------    -------  -------
Operating Income (Loss)             28.6     15.4      334.8    (18.7)
 Interest and Financing Costs,
  Net (c)                          (40.6)   (50.3)    (211.7)  (162.6)
                                 -------  -------    -------  -------
   Earnings (Loss) Before Income
    Taxes                          (12.0)   (34.9)     123.1   (181.3)
Income Tax Provision (Benefit)      (4.1)    (7.2)      47.0    (64.3)
                                 -------  -------    -------  -------
Net Earnings (Loss)                $(7.9)  $(27.7)     $76.1  $(117.0)
                                 =======  =======    =======  =======
Net Earnings (Loss) Per Share
 Basic                            $(0.12)  $(0.43)     $1.18   $(1.93)
 Diluted                          $(0.12)  $(0.43)     $1.17   $(1.93)

Weighted Average Common Shares
 Basic                              64.7     64.6       64.6     60.5
 Diluted                            64.7     64.6       65.1     60.5
-------------
Note: Results include the California refinery operations acquired in May 2002 and interest expense for the related financing.

(a) In December 2003, the Company terminated the funded supplemental executive retirement plan resulting in a non-cash settlement charge of $6.9 million and a charge of $1.5 million relating to a plan curtailment contribution.

(b) In October 2003 the Company entered into an agreement to sell substantially all of the physical assets of Marine Services for approximately $32 million including inventories. The Company recorded a pretax loss of $7.6 million during the 2003 third quarter, reflecting the expected loss on this sale. The sale of the Marine Services assets was completed in December 2003. In the 2003 fourth quarter, the Company wrote-off certain refinery assets that were replaced and recorded an impairment loss on certain retail stations.
     The pretax loss on asset sales in 2002 related primarily to the loss of $4.0 million on a sales/lease-back transaction for 30 retail stations and a $2.5 million loss in the 2002 fourth quarter on the sale of 70 retail stations in northern California.

(c) During 2003 the Company wrote-off approximately $36.2 million, pretax, of unamortized debt issue costs related to voluntary prepayments of debt and the replacement of the Company's previous credit facility with a new credit agreement and term debt during the 2003 second quarter. During the first six months of 2002 the Company also recorded pretax charges of $12.6 million for financing costs related to the acquisition of the California refinery.


            NET EARNINGS (LOSS) ADJUSTED FOR SPECIAL ITEMS
                             (Unaudited)
                (In millions except per share amounts)


                                   Three Months         Years
                                      Ended             Ended
                                    December 31,     December 31,
                                  ---------------   ---------------
                                   2003     2002     2003     2002
                                  ------   ------   ------  -------
Net Earnings (Loss) - U.S. GAAP    $(7.9)  $(27.7)   $76.1  $(117.0)
Special Items, Aftertax:
 Termination of funded
  supplemental executive
  retirement plan (a)                5.5       --      5.5       --
 Losses on Marine Services and
  Retail asset sales (b)             0.9      4.8      5.7      5.1
 Write-off of unamortized debt
  issuance cost and other
  financing costs (c)                 --      0.4     22.8      8.4
 Early retirement, severance and
  integration costs                   --      1.0      5.7      5.0
 LIFO inventory liquidation
  benefit                             --       --       --     (3.0)
 Income tax rate changes              --      6.0       --      6.0
                                  ------   ------   ------  -------
Net Earnings (Loss) Adjusted for
 Special Items                     $(1.5)  $(15.5)  $115.8   $(95.5)
                                  ======   ======   ======  =======

Net Earnings (Loss) Per Share -
 U.S. GAAP                        $(0.12)  $(0.43)   $1.17   $(1.93)
Special Items Per Share,
 Aftertax:
  Termination of funded
   supplemental executive
   retirement plan (a)              0.09       --     0.08       --
  Losses on Marine Services and
   Retail asset sales (b)           0.01     0.07     0.09     0.08
  Write-off of unamortized debt
   issuance cost and other
   financing costs (c)                --     0.01     0.35     0.14
  Early retirement, severance and
   integration costs                  --     0.02     0.09     0.08
  LIFO inventory liquidation
   benefit                            --       --       --    (0.05)
  Income tax rate changes             --     0.09       --     0.10
                                  ------   ------   ------  -------
Net Earnings (Loss) Per Share
 Adjusted for Special Items       $(0.02)  $(0.24)   $1.78   $(1.58)
                                  ======   ======   ======  =======
------------
Note: The special items present information that the Company believes is useful to investors. Comparable information is provided for 2002. The Company believes that the special items described above are not indicative of its normal ongoing operating results.


                     TESORO PETROLEUM CORPORATION
                   SELECTED OPERATING SEGMENT DATA
                             (Unaudited)
                            (In millions)


                                     Three Months         Years
                                        Ended             Ended
                                     December 31,       December 31,
                                   ----------------   ---------------
                                     2003      2002     2003    2002
                                   -------   ------   ------- -------
Operating Income (Loss)
 Refining                            $54.2    $38.4    $411.1   $72.9
 Retail                                6.9      1.2      15.7   (12.3)
 Marine Services (b)                   1.4      1.1       6.3     2.3
                                   -------   ------   ------- -------
       Total Segment Operating
        Income                        62.5     40.7     433.1    62.9
 Corporate and Unallocated Costs (d) (27.3)   (17.4)    (81.4)  (73.2)
 Loss on asset sales and
  impairments (b)                     (6.6)    (7.9)    (16.9)   (8.4)
                                   -------   ------   ------- -------
       Operating Income (Loss)        28.6     15.4     334.8   (18.7)
Interest and Financing Costs,
 Net (c)                             (40.6)   (50.3)   (211.7) (162.6)
                                   -------   ------   ------- -------
       Earnings (Loss) Before
        Income Taxes                $(12.0)  $(34.9)   $123.1 $(181.3)
                                   =======   ======   ======= =======

Depreciation and Amortization
 Refining                            $31.5    $29.9    $120.4  $104.2
 Retail                                4.5      5.1      19.2    16.9
 Marine Services                        --      0.8       2.0     3.1
 Corporate                             1.8      2.0       6.6     6.5
                                   -------   ------   ------- -------
       Depreciation and
        Amortization                 $37.8    $37.8    $148.2  $130.7
                                   =======   ======   ======= =======

Capital Expenditures
 Refining                            $32.6    $45.3     $97.4  $150.9
 Retail                                0.6      5.1       1.2    40.6
 Marine Services                       0.1      0.3       0.7     2.5
 Corporate                             0.9      2.4       1.8     9.5
                                   -------   ------   ------- -------
       Capital Expenditures          $34.2    $53.1    $101.1  $203.5
                                   =======   ======   ======= =======
--------------------
(d) Corporate and unallocated costs in 2003 include charges of $8.4 million for the termination of the Company's funded supplemental executive retirement plan in December 2003 and $4.7 million in reorganization costs, primarily a non-cash charge for voluntary early retirement benefits and severance payments in the 2003 first quarter. An additional $4.3 million of reorganization costs were charged to the operating segments in the 2003 first quarter, including $2.6 million in Refining, $1.3 million in Retail and $0.4 million in Marine Services.


                          BALANCE SHEET DATA
                             (Unaudited)
                        (Dollars in millions)


                                    December 31, December 31,
                                        2003         2002
                                    ------------ ------------
Total Assets                            $3,661.3   $3,758.8
Total Debt                              $1,608.8   $1,976.7
Total Stockholders' Equity                $965.4     $887.6
Total Debt to Capitalization Ratio           62%        69%


                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                              (Unaudited)


                                    Three Months           Years
                                        Ended              Ended
                                     December 31,       December 31,
                                    ---------------   ----------------
                                      2003    2002      2003     2002
                                    -------  ------   --------  ------
REFINING SEGMENT
   Total Refining Segment
    Throughput (thousand barrels
     per day)
     Heavy crude                     281.6   262.1      283.6   212.2
     Light crude                     187.5   187.2      188.4   205.0
     Other feedstocks                 16.2    24.1       16.2    17.8
                                    -------  ------   --------  ------
            Total Throughput         485.3   473.4      488.2   435.0
                                    =======  ======   ========  ======

    Yield (thousand barrels per day)
     Gasoline and gasoline
      blendstocks                    233.5   231.8      239.4   203.7
     Jet fuel                         64.0    57.5       58.6    63.7
     Diesel fuel                      95.2   106.0      102.8    86.9
     Heavy oils, residual products,
      internally produced fuel and
      other                          112.6    97.1      106.3    95.4
                                    -------  ------   --------  ------
            Total Yield              505.3   492.4      507.1   449.7
                                    =======  ======   ========  ======

    Refining Margin
     ($/throughput bbl) (e)
      Gross                         $  5.81  $ 5.20   $   6.73  $ 4.38
      Manufacturing cost before
       depreciation and
       amortization (f)             $  2.93  $ 2.79   $   2.85  $ 2.43

    Segment Operating Income
     ($ millions)
      Gross refining margin
       (after inventory changes)(g) $257.2  $226.2   $1,196.0  $699.2
      Expenses
       Manufacturing costs           130.6   121.6      508.4   385.5
       Other operating expenses       35.0    29.1      128.8   104.8
       Selling, general and
        administrative                 5.9     7.2       27.3    31.8
       Depreciation and
        amortization (h)              31.5    29.9      120.4   104.2
                                    -------  ------   --------  ------
            Segment Operating
             Income                  $54.2   $38.4     $411.1   $72.9
                                    =======  ======   ========  ======

    Product Sales (thousand barrels
     per day) (i)
      Gasoline and gasoline
       blendstocks                   270.5   283.4      280.2   264.1
      Jet fuel                        82.1    89.4       83.7    94.5
      Diesel fuel                    116.3   135.3      125.9   115.1
      Heavy oils, residual
       products and other             80.1    66.7       72.6    71.6
                                    -------  ------   --------  ------
            Total Product Sales      549.0   574.8      562.4   545.3
                                    =======  ======   ========  ======

    Product Sales Margin
     ($/barrel) (i)
      Average sales price           $37.92  $34.27     $39.45  $32.25
      Average costs of sales         32.82   30.06      33.68   28.75
                                    -------  ------   --------  ------
       Product Sales Margin          $5.10   $4.21      $5.77   $3.50
                                    =======  ======   ========  ======
----------------
(e) Management uses gross refining margin per barrel to compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin by total refining throughput and may not be calculated similarly by other companies.

(f) Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other companies.

(g) Gross refining margin is revenues less cost of refining feedstock, which approximates total Refining segment throughput times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. Also includes the effect of intersegment sales to the Retail segment at prices which approximate market. In addition, during the 2002 third quarter, certain inventory quantities were reduced, resulting in the liquidation of applicable LIFO inventory quantities carried at lower costs. This reduction in LIFO inventory resulted in a decrease in cost of sales of approximately $5 million and a decrease in net loss of $3 million for the year ended December 31, 2002.

(h) Includes manufacturing depreciation and amortization per throughput barrel of approximately $0.62 and $0.61 for the three months ended December 31, 2003 and 2002, respectively, and $0.59 and $0.56 for the years ended December 31, 2003 and 2002, respectively.

(i) Sources of total product sales include products manufactured at the refineries, products drawn from inventory balances and products purchased from third parties. Total product sales margin included margins on sales of manufactured and purchased products and the effects of inventory changes.


                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                          Three Months      Years
                                             Ended          Ended
                                          December 31,   December 31,
                                         -------------- --------------
                                          2003    2002   2003    2002
                                         ------  ------ ------  ------
Refining By Region

 California (j)
  Throughput (thousand barrels per day)
   Heavy crude                            142.8   151.2  147.7    89.2
   Light crude                              0.5      --    2.1      --
   Other feedstocks                         7.9     7.0    6.6     5.4
                                         ------  ------ ------  ------
             Total Throughput             151.2   158.2  156.4    94.6
                                         ======  ====== ======  ======

  Yield (thousand barrels per day)
   Gasoline and gasoline blendstocks       95.2    99.5   98.5    62.3
   Diesel fuel                             34.5    41.3   38.5    21.7
   Heavy oils, residual products,
    internally produced fuel and other     31.5    26.5   29.0    16.4
                                         ------  ------ ------  ------
             Total Yield                  161.2   167.3  166.0   100.4
                                         ======  ====== ======  ======

  Refining Margin ($/throughput bbl)
   Gross                                  $7.64   $5.94  $9.63   $6.41
   Manufacturing cost before depreciation
    and amortization                      $4.38   $4.25  $4.41   $4.17

 Pacific Northwest (Alaska & Washington)
  Throughput (thousand barrels per day)
   Heavy crude                             88.6    73.9   85.4    73.6
   Light crude                             60.7    57.6   69.8    75.1
   Other feedstocks                         4.4    13.6    5.9     8.3
                                         ------  ------ ------  ------
             Total Throughput             153.7   145.1  161.1   157.0
                                         ======  ====== ======  ======

  Yield (thousand barrels per day)
   Gasoline and gasoline blendstocks       67.4    64.8   72.3    67.3
   Jet fuel                                29.3    25.8   26.4    28.4
   Diesel fuel                             20.7    22.6   25.6    23.9
   Heavy oils, residual products,
    internally produced fuel
    and other                              41.4    37.9   41.9    42.3
                                         ------  ------ ------  ------
             Total Yield                  158.8   151.1  166.2   161.9
                                         ======  ====== ======  ======

  Refining Margin ($/throughput bbl)
   Gross                                  $5.41   $4.46  $6.19   $4.09
   Manufacturing cost before
    depreciation and amortization         $2.52   $2.13  $2.26   $2.05

 Mid-Pacific (Hawaii)
  Throughput (thousand barrels per day)
   Heavy crude                             50.2    37.0   50.5    49.4
   Light crude                             36.8    37.0   29.2    32.5
                                         ------  ------ ------  ------
             Total Throughput              87.0    74.0   79.7    81.9
                                         ======  ====== ======  ======

  Yield (thousand barrels per day)
   Gasoline and gasoline blendstocks       21.9    18.6   19.3    20.0
   Jet fuel                                23.8    21.4   23.1    25.6
   Diesel fuel                             14.7    13.0   13.8    12.5
   Heavy oils, residual products,
    internally produced fuel and other     27.9    21.8   24.6    24.8
                                         ------  ------ ------  ------
             Total Yield                   88.3    74.8   80.8    82.9
                                         ======  ====== ======  ======

  Refining Margin ($/throughput bbl)
   Gross                                  $3.67   $4.81  $3.30   $2.85
   Manufacturing cost before
    depreciation and amortization         $1.35   $1.51  $1.39   $1.39
-------------
(j) Volumes for the year ended December 31, 2002 include amounts for the California operations since acquisition on May 17, 2002 averaged over the full year. Throughput and yield averaged over the 229 days of operation were 150,800 bpd and 160,000 bpd, respectively. The California refinery's throughput and yield levels were reduced during a scheduled maintenance turnaround in the 2002 second quarter.


                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                              (Unaudited)


                                       Three Months        Years
                                          Ended            Ended
                                        December 31      December 31
                                       -------------    -------------
                                        2003    2002    2003     2002
                                       -----   -----    -----   -----
Mid-Continent (North Dakota & Utah) (k)
 Throughput (thousand barrels per day)
  Light crude                           89.5    92.6    87.3     97.4
  Other feedstocks                       3.9     3.5     3.7      4.1
                                       -----   -----    -----   -----
             Total Throughput           93.4    96.1     91.0   101.5
                                       =====   =====    =====   =====

 Yield (thousand barrels per day)
  Gasoline and gasoline blendstocks     49.0    48.9     49.3    54.1
   Jet fuel                             10.9    10.3      9.1     9.7
   Diesel fuel                          25.3    29.1     24.9    28.8
   Heavy oils, residual products,
    internally produced fuel and other  11.8    10.9     10.8    11.9
                                       -----   -----    -----   -----
             Total Yield                97.0    99.2     94.1   104.5
                                       =====   =====    =====   =====

 Refining Margin ($/throughput bbl)
  Gross                                $5.47   $5.38    $5.68   $4.17
  Manufacturing cost before
   depreciation and amortization       $2.70   $2.38    $2.52   $2.22
------------

(k) Throughput and yield levels were reduced during scheduled maintenance turnarounds at the North Dakota refinery in September - October 2003 and at the Utah refinery in the 2003 first quarter.


                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                              (Unaudited)


                                   Three Months          Years
                                      Ended              Ended
                                   December 31,       December 31,
                                  ---------------    --------------
                                   2003     2002      2003    2002
                                  ------   ------    ------  ------
RETAIL SEGMENT
 Number of Stations (end of period)
  Company-operated                  226      234       226     234
  Branded jobber/dealer             331      359       331     359
                                  ------   ------    ------  ------
     Total Stations                 557      593       557     593
                                  ======   ======    ======  ======
 Average Stations (during period)
  Company-operated (l)              228      286       229     260
  Branded jobber/dealer             333      355       346     419
                                  ------   -----     ------  ------
     Total Average Retail Stations  561      641       575     679
                                  ======   ======    ======   ====

 Fuel Sales (millions of gallons)
  Company-operated (l)             72.7    109.9     308.5    418.2
  Branded jobber/dealer            56.3     83.6     259.3    372.3
                                  ------   ------    ------  ------
     Total Fuel Sales             129.0    193.5     567.8    790.5
                                  ======   =====     ======  ======

 Fuel Margin ($/gallon) (m)       $0.20    $0.15     $0.18   $0.12
 Merchandise Sales
  ($ millions) (l)                $29.1    $33.7    $116.4  $126.7
 Merchandise Margin
  ($ millions) (l)                 $7.6     $9.5     $31.2   $34.8
 Merchandise Margin %                26%      28%       27%     27%

 Segment Operating Income (Loss)
  ($ millions)
    Gross Margins
     Fuel (n)                     $26.4    $28.2    $101.3   $94.9
     Merchandise and other
      non-fuel margin               8.4     10.9      35.1    40.2
                                  ------   ------    ------  ------
      Total gross margins          34.8     39.1     136.4   135.1
    Expenses
     Operating expenses (l)        17.1     27.1      70.8    99.2
     Selling, general and
      administrative                6.3      5.7      30.7    31.3
     Depreciation and amortization  4.5      5.1      19.2    16.9
                                  ------   ------    ------  ------
      Segment Operating Income
       (Loss)                      $6.9     $1.2     $15.7   $(12.3)
                                  ======   ======    ======  =======

-------------
(l) In December 2002, the Company sold 70 company-operated stations that were acquired in May 2002 with the California refinery.

(m) Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volumes. Fuel margin per gallon may not be calculated similarly by other companies. Management uses fuel margin per gallon calculations to compare profitability to other companies in the industry.

(n) Includes the effect of intersegment purchases from the Refining segment at prices which approximate market.

    CONTACT: Tesoro Petroleum Corporation, San Antonio
             Investors:
             John Robertson, 210-283-2687
             or
             Media:
             Tara Ford, 210-283-2676